
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM CHIRON
CORPORATION'S UNAUDITED CONSOLIDATED BALANCE SHEET DATED JUNE 30, 2000 AND
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS
ENDED JUNE 30, 2000 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH
FINANCIAL STATEMENTS.
AMENDED FINANCIAL DATA SCHEDULE
</LEGEND>
<RESTATED>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-START>                             JAN-01-2000
<PERIOD-END>                               JUN-30-2000
<CASH>                                         474,450
<SECURITIES>                                   952,213<F1>
<RECEIVABLES>                                  213,456<F2>
<ALLOWANCES>                                    10,537
<INVENTORY>                                    102,894
<CURRENT-ASSETS>                             1,474,679<F6>
<PP&E>                                         538,740
<DEPRECIATION>                                 242,646
<TOTAL-ASSETS>                               2,390,004<F6>
<CURRENT-LIABILITIES>                          536,796<F6>
<BONDS>                                            695<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                         1,828
<OTHER-SE>                                   1,799,676<F4><F6>
<TOTAL-LIABILITY-AND-EQUITY>                 2,390,004<F6>
<SALES>                                        318,627
<TOTAL-REVENUES>                               457,600
<CGS>                                           99,530
<TOTAL-COSTS>                                   99,530
<OTHER-EXPENSES>                               152,719<F5>
<LOSS-PROVISION>                                 4,183
<INTEREST-EXPENSE>                               9,359
<INCOME-PRETAX>                                141,250
<INCOME-TAX>                                    43,754
<INCOME-CONTINUING>                             97,496
<DISCONTINUED>                                   2,342
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    99,838
<EPS-BASIC>                                       0.55
<EPS-DILUTED>                                     0.52

<F1>CONSISTS OF SHORT-TERM AND NONCURRENT INVESTMENTS IN MARKETABLE DEBT AND
EQUITY SECURITIES.
<F2>CONSISTS OF ACCOUNTS RECEIVABLE AND CURRENT AND NONCURRENT PORTIONS OF
NOTES RECEIVABLE.
<F3>CONSISTS OF CONVERTIBLE SUBORDINATED DEBENTURES AND NOTES PAYABLE, NET
OF CURRENT MATURITIES.
<F4>CONSISTS OF ADDITIONAL PAID-IN CAPITAL, ACCUMULATED DEFICIT, COST OF
TREASURY STOCK, AND ACCUMULATED OTHER COMPREHENSIVE INCOME.
<F5>CONSISTS OF RESEARCH AND DEVELOPMENT, RESTRUCTURING AND REORGANIZATION
CHARGES AND OTHER OPERATING EXPENSES.
<F6>IN THE THIRD QUARTER OF 2000, THE COMPANY RECORDED AN ADJUSTMENT TO
"OTHER COMPREHENSIVE INCOME (LOSS)" AND AN ADJUSTMENT TO "TAXES PAYABLE,"
WITH AN OFFSETTING ADJUSTMENT TO THE DEFERRED TAX LIABILITY, WHICH REPRESENTED THE CUMULATIVE TAX EFFECT ON THE COMPANY'S NET UNREALIZED GAINS FROM INVESTMENTS AND THE COMPANY'S FOREIGN CURRENCY TRANSLATION ADJUSTMENTS, RESPECTIVELY. CERTAIN PREVIOUSLY REPORTED AMOUNTS HAVE BEEN RECLASSIFIED TO CONFORM WITH THE SEPTEMBER 30, 2000 PRESENTATION.

